        News Release

Exhibit 99.1
Media Contact:

Paul Swiergosz
Corporate
Paul.Swiergosz@L3Harris.com
321-378-5631

L3Harris to Acquire Viasat’s Tactical Data Link Business
Expanding JADC2, Resilient Networking Focus

MELBOURNE, Fla., October 3, 2022 — L3Harris Technologies (NYSE:LHX) today announced the signing of a definitive agreement to acquire Viasat, Inc.’s (NASDAQ: VSAT) Tactical Data Links (TDL) product line for approximately $1.96 billion, subject to customary adjustments.
Also known as Link 16, the TDL network is integrated on military aircraft, ground vehicles, surface vessels and operating bases, enabling warfighters across multiple domains to securely share voice and data communications. L3Harris will acquire the TDL product line from Viasat’s Government Systems Segment, consisting of Link 16 Multifunctional Information Distribution System (MIDS) platforms and associated terminals, which are installed in more than 20,000 U.S. and allied platforms around the world.
“This acquisition is part of our strategic effort to ensure operators have access to the most advanced, multi-function Joint All-Domain Command and Control (JADC2) solutions available,” said Christopher E. Kubasik, L3Harris CEO and Chair. “Viasat’s TDL product line naturally aligns with our proven communication capabilities, and we are excited to partner with our customers and coalition allies as we modernize the Link 16 enterprise.”
Already a prominent JADC2 prime, L3Harris secured a contract this July to provide the backbone of the Navy’s JADC2 architecture and integrated fires capability. Last month, L3Harris announced it is one of five companies the Air Force selected to be a part of the Advanced Battle Management System Digital Infrastructure Consortium to design and develop the JADC2 digital backbone for the Department of the Air Force, aligned with Secretary Kendall’s new C3BM vision.
Acquiring Viasat’s TDL product line, which includes its Link 16 space assets, allows L3Harris to expand resilient communication and networking capabilities to a larger user base, achieving broader end-to-end, sensor-to-shooter connectivity – from operators to platforms or weapons data links and beyond – across multiple domains.

“Viasat’s TDL team has made outstanding contributions to U.S. and allied national security, as well as our company’s growth, through sustained innovation and impressive execution over several decades,” said Mark Dankberg, Viasat Chairman and CEO. “Now, given Viasat’s increasing focus on space networks, integrating TDL with L3Harris and its portfolio of C2 assets and resources, offers new forms of growth opportunities and our long-time strategic partnership on TDL products provides a solid foundation.”
Viasat’s TDL product line is comprised of 450 employees and generates approximately $400 million in annual sales. The cash acquisition will be funded with debt financing and includes a net present value of ~$350 million in tax benefits. The deal is expected to close in the first half of 2023, subject to required regulatory approvals and clearances and other customary closing conditions.
Additional information regarding this transaction can be found at the L3Harris Investor Page.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across space, air, land, sea and cyber domains. L3Harris has more than $17 billion in annual revenue and 47,000 employees, with customers in more than 100 countries.
Regarding this Acquisition
Citi acted as financial advisor and Sullivan & Cromwell LLP acted as legal counsel to L3Harris.
Forward-Looking Statements
This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the forward-looking statements or historical performance: delays in, or failures in respect of, anticipated satisfaction of closing conditions or the ability to obtain regulatory approvals and satisfy other closing conditions in a timely manner or at all, and benefit of the asset step up. Statements about business acquisitions, including benefits and future plans, are forward-looking and involve risks and uncertainties. The forward-looking statements speak only as of the date of this press release, and L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Acquiring Viasat’s tactical data link product line will enable L3Harris to advance JADC2 and broaden its multi-function, multi-domain mission solutions through integration with Link 16. (L3Harris)